Exhibit 21.1


                          FIRST AVIATION SERVICES INC.

                              LIST OF SUBSIDIARIES



NAME                                                      Place of Incorporation
----                                                      ----------------------

Aerospace Products International Inc.                                   Delaware

Pieces D'Avion Produits, Ltee, (d/b/a Aircraft Parts
International, Ltd.)                                              Quebec, Canada

API Asia Pacific Inc.                                                   Delaware

API Logistics Services, Inc. (Inactive)                                 Delaware

AeroV, Inc. (Inactive)                                                  Delaware